Exhibit 10.1

UNIT PURCHASE AGREEMENT
by and between
BUCKEYE PARTNERS, L.P.
and
FR XI OFFSHORE AIV, L.P.

i

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

ii

UNIT PURCHASE AGREEMENT
     This UNIT PURCHASE AGREEMENT, dated as of December 18, 2010 (this “Agreement”), is by and between BUCKEYE PARTNERS, L.P., a Delaware limited partnership (“Buckeye”), and FR XI Offshore AIV, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (the “Purchaser”).
     WHEREAS, Buckeye desires to issue and sell to the Purchaser, and the Purchaser agrees to accept certain Class B Units and LP Units in accordance with the provisions of this Agreement as partial consideration for the Acquisition (as defined below); and
     WHEREAS, as of the date hereof, Buckeye and the Purchaser have entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Buckeye has provided the Purchaser with certain registration rights with respect to the LP Units and Class B Units acquired pursuant hereto, as well as the LP Units underlying the Class B Units, any Class B Units issued to the holders of Class B Units as a distribution in kind or any LP Units issued in lieu of cash as liquidated damages under the Registration Rights Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
               Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Acquisition” means the acquisition by Buckeye Purchaser and its designee of an indirect interest in (at least 80%) The Bahamas Oil Refining Company International Ltd. pursuant to the Acquisition Agreement.
     “Acquisition Agreement” means the Sale and Purchase Agreement among FR XI Offshore AIV, L.P., FR Borco GP Ltd. and Buckeye Purchaser, dated December 18, 2010.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the introductory paragraph.
     “Buckeye” has the meaning set forth in the introductory paragraph.

     “Buckeye Entities” and each a “Buckeye Entity” means the General Partner, Buckeye and each of Buckeye’s Subsidiaries, other than those Subsidiaries which, individually or in the aggregate, would not constitute a “significant subsidiary” as defined in Regulation S-X.
     “Buckeye Purchaser” means Buckeye Atlantic Holdings LLC, a Delaware limited liability company.
     “Buckeye Related Parties” has the meaning specified in Section 6.2.
     “Buckeye SEC Documents” has the meaning specified in Section 3.8.
     “Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.
     “Class B Units” means the Class B Units representing limited partnership interests in Buckeye having the rights and obligations specified in the Partnership Agreement Amendment.
     “Class B Unit Purchase Agreement” means that certain Unit Purchase Agreement by and among Buckeye and each of the Persons set forth on Schedule A thereto dated as of the date hereof, providing for the issuance of Class B Units.
     “Class B Unit Registration Rights Agreement” means that certain Registration Rights Agreement by and among Buckeye, First Reserve and each of the other Persons listed on Schedule A thereof, dated on or before the Closing Date.
     “Closing” has the meaning specified in Section 2.2.
     “Closing Date” has the meaning specified in Section 2.2.
     “Commission” means the United States Securities and Exchange Commission.
     “Consideration Units” means the number of Class B Units and LP Units issued pursuant hereto, which shall be determined as follows: (i) if the Closing Date occurs on or before the record date for the distribution to Buckeye’s holders of LP Units with respect to the quarter ending December 31, 2010, then 4,382,889 Class B Units and 2,483,444 LP Units, or (ii) if the Closing Date occurs after the record date for the distribution to Buckeye’s holders of LP Units with respect to the quarter ending December 31, 2010, then the number of Class B Units equal to the quotient of (A) $250,000,000 and (B) the difference between $57.04 and the per unit amount of such distribution and the number of LP Units equal to the quotient of (A) $150,000,000 and (B) the difference between $60.40 and the per unit amount of such distribution. Buckeye anticipates paying the distribution on or about February 15, 2011.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     “Existing Registration Rights Agreement” means that certain Registration Rights Agreement, by and among Buckeye, BGH GP Holdings, LLC, ArcLight Energy Partners Fund III, L.P., ArcLight Energy Partners Fund IV, L.P., Kelso Investment Associates VII, L.P. and KEP VI, LLC, dated as of June 10, 2010.
     “General Partner” means Buckeye GP LLC, a Delaware limited liability company.
     “Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Buckeye mean a Governmental Authority having jurisdiction over Buckeye, its Subsidiaries or any of their respective Properties.
     “Indemnified Party” has the meaning specified in Section 6.3.
     “Indemnifying Party” has the meaning specified in Section 6.3.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “LP Units” means units representing limited partnership interests in Buckeye other than the Class B Units.
     “Material Adverse Effect” has the meaning specified in Section 3.1.
     “NYSE” means The New York Stock Exchange, Inc.
     “Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Partnership Agreement Amendment, or any amendments, supplements, continuations or modifications thereto.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Buckeye dated November 19, 2010, as amended by the Partnership Agreement Amendment.

     “Partnership Agreement Amendment” means Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Buckeye dated November 19, 2010, substantially in the form of Exhibit B, to be entered into and effectuated by the General Partner on the Closing Date.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
     “PIPE Registration Rights Agreement” means that certain Registration Rights Agreement by and among Buckeye and the purchasers in the PIPE (LP) Unit Purchase Agreement, dated as of the date hereof.
     “PIPE (LP) Unit Purchase Agreement” means that certain Unit Purchase Agreement by and among Buckeye and the purchasers specified therein, dated the date hereof and providing for the issuance of LP Units.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchaser Related Parties” has the meaning specified in Section 6.1.
     “Purchaser” has the meaning set forth in the introductory paragraph.
     “Registration Rights Agreement” has the meaning set forth in the recitals hereto.
     “Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For the avoidance of doubt, Subsidiaries to be acquired by

Buckeye Purchaser pursuant to the Acquisition Agreement shall not be deemed to be Subsidiaries of Buckeye for purposes of this Agreement.
     “Unit Purchase Agreements” means the Class B Unit Purchase Agreement and the PIPE (LP) Unit Purchase Agreement.
ARTICLE II
AGREEMENT TO ISSUE AND SELL
          Section 2.1 Issuance and Sale. Subject to the terms and conditions hereof, Buckeye hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to accept from Buckeye as partial consideration for the Acquisition, the Consideration Units.
          Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and issuance and sale of the Consideration Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York, or such other location as mutually agreed by the parties, and concurrently with the closing of the Acquisition provided that the conditions set forth in Section 2.3, 2.4 and 2.5 have been satisfied or waived at or prior to the time thereof (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”).
               Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Consideration Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
     (b) the closing of the Acquisition shall occur concurrently with the Closing and all conditions set forth in Section 7.3 (Conditions to Obligations of Purchaser) of the Acquisition Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions to Buckeye Purchaser’s obligations shall have been waived, except for those conditions which, by their nature, will be satisfied concurrently with the Closing.
               Section 2.4 Purchaser’s Conditions. The obligation of the Purchaser to accept the Consideration Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) Buckeye shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Buckeye on or prior to the Closing Date;

     (b) (i) The representations and warranties of Buckeye (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of Buckeye shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties made “As of the date hereof” or “As of the date of this Agreement”, or a similar phrase, are made as of December 18, 2010, and will not be required to be true and correct as of the Closing Date);
     (c) The NYSE shall have authorized, upon official notice of issuance, the listing of the LP Units issued pursuant hereto and the LP Units issuable upon conversion of Class B Units (as set forth in the Partnership Agreement Amendment);
     (d) No notice of delisting from the NYSE shall have been received by Buckeye with respect to the LP Units;
     (e) The Partnership Agreement Amendment, in substantially the form attached as Exhibit A to this Agreement, shall have been duly adopted and be in full force;
     (f) Buckeye shall have delivered, or caused to be delivered, to the Purchaser at the Closing, Buckeye’s closing deliveries described in Section 2.6; and
     (g) The execution and delivery by Buckeye of the Registration Rights Agreement.
               Section 2.5 Buckeye’s Conditions. The obligation of Buckeye to consummate the issuance and sale of the Consideration Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Buckeye in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only); and
     (b) The Purchaser shall have delivered, or caused to be delivered, to Buckeye at the Closing, the Purchaser’s closing deliveries described in Section 2.7.
               Section 2.6 Buckeye Deliveries. At the Closing, subject to the terms and conditions hereof, Buckeye will deliver, or cause to be delivered, to the Purchaser (or, at the Purchaser’s direction, to any other Person):
     (a) A certificate or certificates representing the Consideration Units (bearing the legend set forth in Section 4.8) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
     (b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and Buckeye is in good standing;
     (c) An opinion addressed to the Purchaser from Vinson & Elkins L.L.P., legal counsel to Buckeye, dated as of the Closing Date, in the form and substance attached hereto as Exhibit B;
     (d) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of Buckeye, in their capacities as such, stating that:
     (i) Buckeye has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Buckeye on or prior to the Closing Date; and
     (ii) The representations and warranties of Buckeye contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of Buckeye are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and
     (e) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of Buckeye, certifying as to (1) the Amended and Restated Certificate of Limited Partnership of Buckeye, as amended, and the Partnership Agreement, as amended, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Consideration Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.
               Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to Buckeye:
     (a) A transfer application in substantially the form attached hereto as Exhibit C, which shall have been duly executed by the Purchaser; and
     (b) A certificate from the Purchaser, dated the Closing Date and signed by an appropriate officer of the Purchaser, in his or her capacity as such, stating that:
     (i) The Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and
     (ii) The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Purchaser are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUCKEYE
     Buckeye represents and warrants to the Purchaser as follows:
               Section 3.1 Existence. Each of the Buckeye Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Buckeye Entities taken as a whole, the ability of the Buckeye Entities to meet their obligations under the Operative Documents or the ability of the Buckeye Entities to consummate the transactions under any Operative Document on a timely basis (a “Material Adverse Effect”) or (ii) subject the limited partners of Buckeye to any material liability or disability.
               Section 3.2 Consideration Units; Capitalization.
     (a) On the Closing Date, the Consideration Units shall have those rights, preferences, privileges and restrictions governing the LP Units or Class B Units, as applicable, as set forth in the Partnership Agreement.
     (b) The General Partner is the sole general partner of Buckeye, with a non-economic general partner interest in Buckeye; such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens.
     (c) The limited partners of Buckeye hold LP Units in Buckeye, as of the date hereof by approximately 71.5 million LP Units; such LP Units are the only limited partner interests of Buckeye that are issued and outstanding; all of such LP Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

               Section 3.3 No Conflict. None of (i) the offering, issuance and sale by Buckeye of the Consideration Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents by Buckeye, or (iii) the consummation of the transactions contemplated hereby or thereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Buckeye Entities pursuant to, (A) the formation or governing documents of any of the Buckeye Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Buckeye Entities is a party, by which any of them is bound or to which any of their respective Properties or assets is subject, or (C) any Law applicable to any of the Buckeye Entities or injunction of any court or governmental agency or body to which any of the Buckeye Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Buckeye Entities or any of their Properties, except in the case of clause (B) for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
               Section 3.4 No Default. None of the Buckeye Entities is in violation or default of (i) any provision of its respective formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any Law of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Buckeye Entities or any of their Properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               Section 3.5 Authority. On the Closing Date, Buckeye will have all requisite power and authority to issue, sell and deliver the Consideration Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and Buckeye for the authorization, issuance, sale and delivery of the Consideration Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. No approval from the holders of outstanding LP Units is required under the Partnership Agreement or the rules of the NYSE in connection with Buckeye’s issuance and sale of the Consideration Units to the Purchaser or of the Units to be issued and sold under the Unit Purchase Agreements.
               Section 3.6 Approvals. Except as required by the Commission in connection with Buckeye’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Buckeye of any of the Operative Documents to which it is a party or Buckeye’s issuance and sale of the Consideration Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect
               Section 3.7 Compliance with Laws. As of the date hereof, neither Buckeye nor any of its Subsidiaries is in violation of any Law applicable to Buckeye or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. Buckeye and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither Buckeye nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
               Section 3.8 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by Buckeye or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of Buckeye or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.
               Section 3.9 Valid Issuance; No Options or Preemptive Rights of Units.
     (a) The Consideration Units to be issued and sold by Buckeye to the Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (b) Those Consideration Units that are Class B Units shall have those rights, preferences, privileges and restrictions governing the Class B Units, which shall be reflected in the Partnership Agreement Amendment.
     (c) The LP Units issuable upon conversion of those Consideration Units that are Class B Units, those Class B Units issuable to holders of Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and those LP Units issuable in lieu of cash as liquidated damages under the Registration Rights Agreement and, in each case, the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Partnership Agreement Amendment have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

     (d) The holders of outstanding LP Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for LP Units or Class B Units; and, except with respect to the Unit Purchase Agreements, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in Buckeye are outstanding.
               Section 3.10 No Registration Rights. Except as contemplated by this Agreement, the Registration Rights Agreement, the PIPE Registration Rights Agreement and the Existing Registration Rights Agreement, there are no contracts, agreements or understandings between Buckeye and any Person granting such Person the right to require Buckeye to file a registration statement under the Securities Act with respect to any securities of Buckeye or to require Buckeye to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by Buckeye under the Securities Act
               Section 3.11 Periodic Reports. Buckeye’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Buckeye SEC Documents”) have been filed with the Commission on a timely basis. The Buckeye SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Buckeye SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of Buckeye and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to Buckeye and the General Partner and has not resigned or been dismissed as independent registered public accountants of Buckeye as a result of or in connection with any disagreement with Buckeye on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
               Section 3.12 Litigation. As of the date hereof, except as described in the Buckeye SEC Documents, there are no legal or governmental proceedings pending to which any Buckeye Entity is a party or to which any Property or asset of any Buckeye Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any Buckeye entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of Buckeye, no such proceedings are threatened by Governmental Authorities or others.
               Section 3.13 No Material Adverse Change. As of the date hereof, except as set forth in the Buckeye SEC Documents filed with the Commission on or prior to the date hereof, since September 30, 2010, there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, prospects or business of the Buckeye Entities, taken as a whole.
               Section 3.14 Certain Fees. No fees or commissions are or will be payable by Buckeye to brokers, finders, or investment bankers with respect to the sale of any of the Consideration Units or the consummation of the transaction contemplated by this Agreement. Buckeye agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Buckeye in connection with the sale of the Consideration Units or the consummation of the transactions contemplated by this Agreement.
               Section 3.15 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.5 and Section 4.6, the issuance and sale of the Consideration Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither Buckeye nor, to the knowledge of Buckeye, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
               Section 3.16 No Integration. Neither Buckeye nor any of its Subsidiaries have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Consideration Units in a manner that would require registration under the Securities Act.
               Section 3.17 MLP Status. Buckeye is properly treated as a partnership for United States federal income tax purposes and more than 90% of Buckeye’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.
               Section 3.18 Investment Company Status. Buckeye is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
               Section 3.19 Form S-3 Eligibility. As of the date hereof, Buckeye has been, since the time of filing its most recent Form S-3 Registration Statement, and continues to be eligible to use Form S-3.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to Buckeye that:

               Section 4.1 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.
               Section 4.2 Authorization, Enforceability. The Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
               Section 4.3 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
               Section 4.4 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Consideration Units or the consummation of the transaction contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless Buckeye from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser in connection with the purchase of the Consideration Units or the consummation of the transactions contemplated by this Agreement.
               Section 4.5 Investment. The Consideration Units are being acquired for the Purchaser’s own account and with no intention of distributing the Consideration Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Consideration Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Consideration Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
               Section 4.6 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, Buckeye that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
               Section 4.7 Restricted Securities. The Purchaser understands that the Consideration Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Buckeye in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
               Section 4.8 Legend. The Purchaser understands that the certificates evidencing the Consideration Units will bear the legend required by the Partnership Agreement as well as the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
ARTICLE V
COVENANTS
               Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Buckeye and the Purchaser shall use their commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

               Section 5.2 Other Actions. Buckeye shall (i) cause the Partnership Agreement Amendment to be adopted immediately prior to the issuance of the Consideration Units contemplated by this Agreement, (ii) file prior to the Closing a supplemental listing application with the NYSE to list the LP Units issued pursuant hereto and the LP Units underlying those Consideration Units that are Class B Units and (iii) file prior to the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units a supplemental listing application with the NYSE to list the LP Units underlying such Class B Units issued as a distribution in kind.
ARTICLE VI
INDEMNIFICATION
               Section 6.1 Indemnification by Buckeye. Buckeye agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Buckeye contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Consideration Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.
               Section 6.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify Buckeye, the General Partner and their respective Representatives (collectively, “Buckeye Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Buckeye Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

               Section 6.3 Indemnification Procedure. Promptly after any Buckeye Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.
ARTICLE VII
MISCELLANEOUS
               Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
               Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.9, 3.10, 3.13, 3.14, 3.15, 4.4, 4.6, 4.7 and 4.8 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Buckeye or the Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Consideration Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Buckeye and the Purchaser pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
               Section 7.3 No Waiver; Modifications in Writing.
     (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
     (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document (except in the case of the Partnership Agreement, for amendments adopted pursuant to the terms thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by Buckeye from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Buckeye in any case shall entitle Buckeye to any other or further notice or demand in similar or other circumstances.

               Section 7.4 Binding Effect; Assignment.
     (a) Binding Effect. This Agreement shall be binding upon Buckeye, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
     (b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of Buckeye. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of Buckeye (which consent shall not be unreasonably withheld by Buckeye).
               Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
     (a) If to the Purchaser:
c/o First Reserve
One Lafayette Place
Greenwich, Connecticut 06830
Attention: Alan G. Schwartz
Facsimile: (203) 661-6729
Email: aschwartz@firstreserve.com
with a copy to:
Baker Botts L.L.P.
99 San Jacinto Boulevard, Suite 1500
Austin, Texas 78701
Attention: Mike Bengtson
Facsimile: (512) 322-8349
     (b) If to Buckeye:
Buckeye Partners, L.P.
One Greenway Plaza, Suite 600
Houston, TX 77046
Attention: General Counsel
Facsimile: 610.904.4006
with a copy to:
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor

New York, NY 10103
Attention: E. Ramey Layne
Facsimile: 212.237.0100
or to such other address as Buckeye or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
               Section 7.6 Removal of Legend. In connection with a sale of the Consideration Units by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and Buckeye a broker representation letter providing to the transfer agent and Buckeye any information Buckeye deems necessary to determine that the sale of the Consideration Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of Buckeye and regarding the length of time the Consideration Units have been held. Upon receipt of such representation letter, Buckeye shall promptly direct its transfer agent to exchange unit certificates bearing a restrictive legend for unit certificates without the legend (or a credit for such shares to book-entry accounts maintained by the transfer agent), including the legend referred to in Section 4.9, and Buckeye shall bear all costs associated therewith. After the Purchaser or its permitted assigns have held the Consideration Units for one year, if the certificate for such Consideration Units still bears the restrictive legend referred to in Section 4.8, Buckeye agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.8 from the Consideration Units, and Buckeye shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to Buckeye any information Buckeye deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of Buckeye (and a covenant to inform Buckeye if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Consideration Units have been held.
               Section 7.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by Buckeye or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
               Section 7.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

               Section 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
               Section 7.10 Termination.
     (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Purchaser, upon a breach in any material respect by Buckeye of any covenant or agreement set forth in this Agreement.
     (b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing
     (i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
     (ii) upon the termination of the Acquisition Agreement.
     (c) In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
               Section 7.11 Recapitalization, Exchanges, Etc. Affecting the LP Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Buckeye or any successor or assign of Buckeye (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the LP Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BUCKEYE PARTNERS, L.P. By: BUCKEYE GP LLC (its General Partner)
By:	/s/ Keith E. St. Clair
Keith E. St.Clair
Senior Vice President and Chief Financial Officer

Signature Page to Unit Purchase Agreement
(First Reserve)

FR XI OFFSHORE AIV, L.P. By: FR XI Offshore GP, L.P., its general partner By: FR XI Offshore GP Limited, its general partner
By:	/s/ Alan Schwartz
	Name:	Alan Schwartz
	Title:	Director

Signature Page to Unit Purchase Agreement
(First Reserve)

Exhibit A — Form of Amendment No. 1 to Amended and
Restated Agreement of Limited Partnership
     THIS AMENDMENT NO. 1 to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BUCKEYE PARTNERS, L.P. (this “Amendment”), dated as of [__________], 2011, is entered into and effectuated by Buckeye GP LLC, a Delaware limited liability company, as the General Partner, pursuant to authority granted to it in Sections 4.3 and 15.1 of the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of November 19, 2010 (the “Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
     WHEREAS, Section 4.3(a) of the Partnership Agreement provides that the General Partner may cause the Partnership to issue additional LP Units or other Partnership Securities, for any Partnership purpose, at any time or from time to time, to Partners or to other Persons, for such consideration and on such terms and conditions, and entitling the holders thereof to such relative rights and powers, as shall be established by the General Partner, all without the approval of any Limited Partners, except as provided in Section 17.1 of the Partnership Agreement; and
     WHEREAS, Section 15.1(f) of the Partnership Agreement provides that the General Partner, without the consent of any Limited Partner, may amend any provision of the Partnership Agreement in connection with a change that is required or contemplated by Section 4.3 of the Partnership Agreement; and
     WHEREAS, Section 15.1(g) of the Partnership Agreement provides that the General Partner, without the consent of any Limited Partner, may amend any provision of the Partnership Agreement to reflect a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partners in any material respect; and
     WHEREAS, the board of directors of the General Partner has determined that the standards specified in Section 15.1(f) or 15.1(g) are satisfied with respect to the amendments to be made by this Amendment; and
     WHEREAS, the Partnership has entered into a Unit Purchase Agreement, dated as of December 18, 2010 (the “Unit Purchase Agreement”), with FR XI Offshore AIV, L.P. (the “Unit Purchaser”); and
     WHEREAS, the Unit Purchase Agreement obligates the Partnership to issue LP Units and limited partner interests to be designated as Class B Units having the terms set forth herein; and
     WHEREAS, in connection with the entry into the Unit Purchase Agreement, the Partnership and the Unit Purchaser have entered into a Registration Rights Agreement, dated as of December 18, 2010, under which the Unit Purchaser may from time to time be issued LP Units in lieu of cash as liquidated damages for failure to cause a registration statement covering all of the Unit Purchaser’s Class B Units and LP Units to be registered; and
Exhibit A to Unit Purchase Agreement

     WHEREAS, the Partnership has entered into two Unit Purchase Agreements, dated as of December 18, 2010, with the purchasers named therein, one of which provides for the issuance of Class B Units and the other provides for the issuance of LP Units (the “PIPE Unit Purchase Agreements”); and
     WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment in order to (i) specify the rights and obligations of the limited partner interests designated as “Class B Units,” (ii) provide for the economic uniformity of the Class B Units, the Privately Placed Units, and other LP Units that may be issued in connection with the Class B Units and Privately Placed Units, and (iii) provide for such other matters as are provided herein.
     NOW, THEREFORE, it is hereby agreed as follows:
A. Amendment. The Partnership Agreement is hereby amended as follows:
     1. Article I is hereby amended to add or restate, as applicable, the following definitions:
     “Class B Unit” means a Partnership Interest issued pursuant to Section 4.3 and representing a limited partner’s interest in the Partnership having the rights and obligations specified with respect to the Class B Units in this Agreement.
     “Class B Unit Distribution” means any distribution payable to each Class B Unit, determined in accordance with Section 5.2(a).
     “Conversion Date” means the date that is the earliest of (i) the third anniversary of the initial issuance of Class B Units pursuant to the Unit Purchase Agreement, (ii) the in-service date of an Expansion, and (iii) the date on which the Partnership delivers notice to the holders of the Class B Units that the Class B Units have converted.
     “Eighty Percent Interest” means Limited Partners holding an aggregate of at least 80% of the outstanding Units, voting as a single class.
     “Expansion” means any capital expansion of the Bahamas Oil Refining Company International Ltd. facility that increases its design capacity by four million (4,000,000) barrels or more of incremental capacity.
     “Issue Price” means the price at which a Unit is purchased from the Partnership. Each Unit issued pursuant to the Unit Purchase Agreement shall be treated as having an Issue Price equal to the fair market value of an LP Unit on the date such Unit is issued. Each PIK Unit shall have an Issue Price determined in accordance with Section 4.8(d)(iv). Each PIPE Unit issued pursuant to the Registration Rights Agreements shall have an Issue Price equal to the amount of cash in lieu of which such PIPE Unit is issued.
     “LP Unit” means a Partnership Interest issued pursuant to Sections 4.2 or 4.3 and representing a limited partner’s interest in the Partnership having the rights and obligations specified with respect to the LP Units in this Agreement; provided that a Class B Unit will not constitute an LP Unit until the Conversion Date.
Exhibit A to Unit Purchase Agreement

     “Majority Interest” means Limited Partners holding an aggregate of more than 50% of the outstanding Units, voting as a single class.
     “Per Unit Capital Amount” means, as of any date of determination, the Capital Account with respect to any class of Units, stated on a per Unit basis, underlying any Unit held by a Person.
     “PIK Unit” means a Class B Unit that may be issued by the Partnership in lieu of cash distributions in respect of the Class B Units pursuant to Section 4.8(d).
     “PIPE Unit Purchase Agreements” means the LP Unit Purchase Agreement providing for the issuance of LP Units and the Class B Unit Purchase Agreement providing for the issuance of Class B Units, in each case dated as of December 18, 2010, with the purchasers named therein.
     “PIPE Unit” means an LP Unit or a Class B Unit that is issued by the Partnership pursuant to the PIPE Unit Purchase Agreements or the Unit Purchase Agreement or the Registration Rights Agreements.
     “Privately Placed Unit” means a Class B Unit or an LP Unit that is a PIK Unit, PIPE Unit or converted Class B Unit.
     “Registration Rights Agreements” means the two Registration Rights Agreements, dated on or after December 18, 2010 one of which is among the Partnership, the Unit Purchaser, and the purchasers of the Class B Units pursuant to one PIPE Unit Purchase Agreement, and the other is among the Partnership and the purchasers of LP Units pursuant to the other PIPE Unit Purchase Agreement.
     “Transfer Agent” means the bank, trust company or other Person appointed from time to time by the Partnership to act as successor transfer agent and registrar for any class of Units. The General Partner shall serve as Transfer Agent and registrar for the Class B Units unless the General Partner shall determine to cause the Partnership to appoint another Transfer Agent.
     “Two-Thirds Interest” means Limited Partners holding an aggregate of at least two-thirds of the outstanding Units, voting as a single class.
     “Unit” means an LP Unit or a Class B Unit. The term “Unit” does not include the GP Interest.
     “Unit Purchase Agreement” means the Unit Purchase Agreement, dated as of December 17, 2010, between the Partnership and the Unit Purchaser.
     “Unit Purchaser” means FR XI Offshore AIV, L.P., an exempted limited partnership formed under the laws of Cayman Islands or its designee in accordance with the Unit Purchase Agreement.
Exhibit A to Unit Purchase Agreement

     2. Article IV is hereby amended to add a new Section 4.8 creating a new series of Units as follows:
          Section 4.8 Establishment of Class B Units
     (a) The General Partner hereby designates and creates a series of Limited Partner Units to be designated as “Class B Units” and consisting of a total of [__________] Class B Units, having the terms and conditions set forth herein.
     (b) The holders of the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions pursuant to Section 14.3, in accordance with Article XIV of the Partnership Agreement.
     (c) Conversion of Class B Units
     (i) Immediately before the close of business on the Conversion Date, the Class B Units shall automatically convert into LP Units on a one-for-one basis.
     (ii) Upon conversion, the rights of a holder of converted Class B Units as holder of Class B Units shall cease with respect to such converted Class B Units, including any rights under this Agreement with respect to holders of Class B Units, and such Person shall continue to be a Limited Partner and have the rights of a holder of LP Units under this Agreement. All Class B Units shall, upon the Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the LP Units into which the Class B Units converted.
     (iii) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of LP Units upon conversion of the Class B Units. However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of LP Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing LP Units being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     (iv) (A) The Partnership shall keep free from preemptive rights a sufficient number of LP Units to permit the conversion of all outstanding Class B Units into LP Units to the extent provided in, and in accordance with, this Section 4.8(c).
          (B) All LP Units delivered upon conversion of the Class B Units shall be newly issued, shall be duly authorized and validly issued, and shall be free from preemptive rights and free of any lien or adverse claim.
Exhibit A to Unit Purchase Agreement

          (C) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any LP Units upon conversion of Class B Units and, if the LP Units are then listed or quoted on the New York Stock Exchange, or any other National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the LP Units issuable upon conversion of the Class B Units to the extent permitted or required by the rules of such exchange or market.
          (D) Notwithstanding anything herein to the contrary, nothing herein shall give to any holder of Class B Units any rights as a creditor in respect of its right to conversion.
     (d) Distributions.
     (i) Each Class B Unit shall have the right to share in distributions pursuant to Section 5.2(a) on a pro rata basis with the other Units. All or any portion of each distribution payable in respect of the Class B Units (the “Class B Unit Distribution”) may, at the election of the Partnership, be paid in Class B Units (any amount of such Class B Unit Distribution so paid in PIK Units, the “PIK Distribution Amount”). The number of PIK Units to be issued in connection with a PIK Distribution Amount shall be the quotient of (A) the PIK Distribution Amount divided by (B) the volume-weighted average price of the Partnership’s LP Units for the ten (10) trading days immediately preceding the date the Class B Unit Distribution is declared less a discount of 15%; provided that instead of issuing any fractional PIK Units, the Partnership shall round the number of PIK Units issued down to the next lower whole PIK Unit and pay cash in lieu of such fractional units, or at the Partnership’s option, the Partnership may round the number of PIK Units issued up to the next higher whole PIK Unit.
     (ii) Notwithstanding anything in this Section 4.8(d) to the contrary, with respect to Class B Units that are converted into LP Units, the holder thereof shall not be entitled to a Class B Unit Distribution and an LP Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date.
     (iii) When any PIK Units are payable to a holder of Class B Units pursuant to this Section 4.8, the Partnership shall issue the PIK Units to such holder no later than the date the corresponding distributions are made pursuant to Section 5.2(a) (the date of issuance of such PIK Units, the “PIK Payment Date”). On the PIK Payment Date, the Partnership shall issue to such holder of Class B Units a certificate or certificates for the number of PIK Units to which such holder of Class B Units shall be entitled.
     (iv) For purposes of maintaining Capital Accounts, if the Partnership distributes one or more PIK Units to a holder of Class B Units, (i) the
Exhibit A to Unit Purchase Agreement

Partnership shall be treated as distributing cash to such holder of Class B Units equal to the PIK Distribution Amount, and (ii) the holder of Class B Units shall be deemed to have recontributed to the Partnership in exchange for such newly issued PIK Units an amount of cash equal to the PIK Distribution Amount less the amount of any cash distributed by the Partnership in lieu of fractional PIK Units.
     (e) The Class B Units will have such voting rights pursuant to the Agreement as such Class B Units would have if they were LP Units that were then outstanding and shall vote together with the LP Units as a single class, except that the Class B Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests in any material respect or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class.
     (f) The Class B Units will be evidenced by Certificates in such form as the General Partner may approve (containing appropriate legends concerning transfer restrictions, securities laws and any other requirements).
     3. Article IV is hereby amended to add a new Section 4.9 implementing certain transfer restrictions on Units:
     Section 4.9 Transfers of Privately Placed Units. The transfers of a Privately Placed Unit shall be subject to Section 5.1(c)(iii) and 5.1(d)(iii).
     4. Section 5.1(a) is hereby amended and restated as follows:
     (a) The Partnership shall maintain for each Partner a separate Capital Account with respect to its Partnership Interests in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of any Partner shall be increased by (i) the Net Agreed Value of all Capital Contributions made by such Partner in exchange for its Partnership Interest and (ii) all items of income and gain computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c) and reduced by (iii) the Net Agreed Value of all distributions of cash or property (other than PIK Units) made to such Partner with respect to its Partnership Interest and (iv) all items of deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c). The initial Capital Account balance in respect of each Class B Unit, PIK Unit and PIPE Unit shall be determined by reference to the fair market value of an LP Unit on the date such Unit is issued. Immediately following the initial creation of a Capital Account balance in respect of each PIK Unit and each Unit issued pursuant to the PIPE Unit Purchase Agreements or the Registration Rights Agreements, each Unitholder acquiring such a Unit at original issuance shall be deemed to have received a cash distribution or to have made a cash contribution, as the case may be, in respect of such Unit equal to the amount by which (A) the fair market value of an LP Unit on the date of issuance exceeds or is less than, as the case may be, (B) the Issue Price for such Unit.
Exhibit A to Unit Purchase Agreement

     5. Section 5.1(c)(iii) is hereby amended and restated as follows:
(iii) (A) To preserve uniformity of Units, the General Partner may make special allocations of income or deduction pursuant to Section 6.1(c) that do not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 of the Code.
     (B) At the election of the General Partner with respect to any taxable period ending upon, or after, the conversion of the Class B Units into LP Units, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated to each Partner holding converted Class B Units in the proportion of the number of converted Class B Units held by such Partner to the total number of Converted Class B Units then outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such converted Class B Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (I) the number of converted Class B Units held by such Partner and (II) the Per Unit Capital Amount for an LP Unit evidenced by an LP Unit Certificate that is not a Privately Placed Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying converted Class B Units and the Capital Accounts underlying LP Units that are not Privately Placed Units prior to the certification of such converted Class B Units as LP Units.
     (C) With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.1(e) during any taxable period of the Partnership ending upon, or after, the issuance of Privately Placed Units, any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to the Privately Placed Units on a per unit basis equaling the Per Unit Capital Amount for an LP Unit that is not a Privately Placed Unit.
     (D) With respect to any taxable period of the Partnership ending upon, or after, the transfer of a PIPE Unit or PIK Unit or converted Class B Unit to a Person that is not an Affiliate of the holder, Partnership items of income or gain for such taxable period shall be allocated 100% to the Partner transferring such PIPE Unit or PIK Unit or converted Class B Unit in a manner that to the nearest extent possible results in the Capital Account maintained with respect to such PIPE Unit or PIK Unit or converted Class B Unit on a per unit basis equaling the Per Unit Capital Amount for an LP Unit that is not a Privately Placed Unit.
     6. Section 5.1(d) is amended to add a new Section 5.1(d)(iii) as follows:
     (iii) Immediately prior to the transfer of a Privately Placed Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.1(d)(iii) apply), the aggregate Capital Account maintained for such Person with respect to its Privately Placed Units will (A) first, be allocated to the Privately Placed Units to be transferred in an amount equal to the product of (x) the
Exhibit A to Unit Purchase Agreement

number of such Privately Placed Units to be transferred and (y) the Per Unit Capital Amount for an LP Unit that is not a Privately Placed Unit, and (B) second, any remaining positive balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Privately Placed Units and if the remaining balance would be negative, items of Partnership income and gain shall be specially allocated to such transferor Partner in an amount and manner sufficient to eliminate the deficit in its Capital Account as quickly as possible. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Privately Placed Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Privately Placed Units will have a balance equal to the amount allocated under clause (A) hereinabove.
     7. Section 5.1(e) is hereby amended and restated as follows:
     (e) If any additional Units (or other Partnership Interests) are to be issued pursuant to Section 4.3 for cash or Contributed Property, as the consideration for the provision of services, or if any Partnership property is to be distributed (other than a distribution of cash that is not a redemption or retirement of a Partnership Interest), the Capital Accounts of the Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance or distribution, be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties immediately prior to such issuance or on the date of such conversion). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties, as of any date of determination, shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the LP Units or any Issue Price (without reduction for any underwriting discount or similar fees) of concurrent Units and taking fully into account the fair market value of the Partnership Interests of all Partners at such time, and then allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate).
     8. Article V is hereby amended to add a new Section 5.2(c) as follows:
     (c) For the avoidance of doubt, upon any pro rata distribution of Partnership Securities to all Record Holders of LP Units or any subdivision or combination (or reclassified into a greater or smaller number) of LP Units, the Partnership will proportionately adjust the number of Class B Units as follows: (a) if the Partnership issues Partnership Securities as a distribution on its LP Units or subdivides the LP Units (or reclassifies them into a greater number of LP Units) then the Class B Units shall be subdivided into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of LP Units outstanding immediately prior to such distribution or subdivision plus the total number of Partnership Securities constituting such distribution or newly created by such subdivision; and (B) the denominator of which shall be the number of LP Units outstanding immediately prior to such distribution or subdivision; and (b) if the Partnership
Exhibit A to Unit Purchase Agreement

combines the LP Units (or reclassifies them into a smaller number of LP Units) then the Class B Units shall be combined into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of LP Units outstanding immediately following such combination; and (B) the denominator of which shall be the number of LP Units outstanding immediately prior to such combination.
     B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
     C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.
     D. SEVERABILITY. EACH PROVISION OF THIS AMENDMENT SHALL BE CONSIDERED SEVERABLE AND IF FOR ANY REASON ANY PROVISION OR PROVISIONS HEREIN ARE DETERMINED TO BE INVALID, UNENFORCEABLE OR ILLEGAL UNDER ANY EXISTING OR FUTURE LAW, SUCH INVALIDITY, UNENFORCEABILITY OR ILLEGALITY SHALL NOT IMPAIR THE OPERATION OF OR AFFECT THOSE PORTIONS OF THIS AMENDMENT THAT ARE VALID, ENFORCEABLE AND LEGAL.
[Signatures on following page]
Exhibit A to Unit Purchase Agreement

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER: Buckeye GP LLC
By:
Name:
Title:

Exhibit A to Unit Purchase Agreement

Exhibit B — Form of Opinion of Vinson & Elkins L.L.P.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Unit Purchase Agreement (the “Purchase Agreement”). Buckeye shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for Buckeye, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:
          (i) Each of Buckeye and the General Partner is a validly existing limited partnership or limited liability company, respectively, in good standing under the laws of the State of Delaware. Buckeye has all requisite limited partnership power and authority under the laws of the State of Delaware necessary (a) to own its properties and carry on its business as its business is now being conducted as described in the Buckeye SEC Documents, (b) to enter into and perform its obligations under the Operative Documents and (c) to offer, issue and sell the Consideration Units as provided in the Purchase Agreement.
          (ii) To such counsel’s knowledge, except as described in the Buckeye SEC Documents filed prior to the date of the Purchase Agreement and pursuant to the Unit Purchase Agreements, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in Buckeye are outstanding.
          (iii) The Consideration Units to be issued and sold to the Purchaser by Buckeye pursuant to the Purchase Agreement and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
          (iv) The LP Units issuable upon conversion of those Consideration Units that are Class B Units, the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and the issuance of any LP Units in lieu of cash as liquidated damages under the Registration Rights Agreement and, in each case, the limited partner interests represented thereby, upon issuance in accordance with the terms of Class B Units as reflected in the Class B Amendment, have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
          (v) Except for the approvals required by the Commission in connection with Buckeye’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority is required for the issuance and sale by Buckeye of the Consideration Units, the execution, delivery and performance by Buckeye of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents, except those that
Exhibit B to Unit Purchase Agreement
(First Reserve)

have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.
          (vi) Buckeye is not, and after giving effect to the Acquisition will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (vii) Assuming the accuracy of the representations and warranties of the Purchaser and Buckeye contained in the Purchase Agreement, the offer, issuance and sale of the Consideration Units by Buckeye to the Purchaser solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that such counsel will express no opinion as to any subsequent sale.
          (viii) The holders of outstanding LP Units are not entitled to statutory, preemptive or, to such counsel’s knowledge, other similar contractual rights to subscribe for the Consideration Units.
          (ix) None of the offering, issuance and sale by Buckeye of the Consideration Units, the execution, delivery and performance of the Operative Documents by Buckeye or the consummation of the transactions contemplated hereby or thereby (including issuance of LP Units upon conversion of those Consideration Units that are Class B Units, the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and the issuance of any LP Units in lieu of cash as liquidated damages under the Registration Rights Agreement) conflicts or will conflict with, or results or will result in a breach or violation of (A) the Partnership Agreement, (B) any agreement filed or incorporated by reference as an exhibit to Buckeye’s Annual Report on Form 10-K for the period ended December 31, 2009 or Buckeye’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 or (C) the Delaware LP Act, Delaware LLC Act or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (ix) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
Each of Operative Documents has been duly authorized and validly executed and delivered by Buckeye and the General Partner, as the case may be, and constitutes a valid and binding obligation of Buckeye and the General Partner, as the case may be, enforceable against Buckeye and the General Partner, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
Exhibit B to Unit Purchase Agreement
(First Reserve)

Exhibit C — Form of Transfer Application
     No transfer of the LP Units evidenced hereby will be registered on the books of the Partnership, unless the Partnership provides authentication instructions to the Transfer Agent and Registrar and an Application for Transfer of Units has been executed by a transferee on the form set forth below. A transferor of the LP Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the LP Units.
APPLICATION FOR TRANSFER OF LP UNITS
     The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the LP Units evidenced hereby.
     The Assignee (a) requests admission as an additional Limited Partner (evidenced by a credit to our account at The Depository Trust Company in the name of its nominee, Cede & Co.) and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact, to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Amended and Restated Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as an additional Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: [ , 2011]

[ ]	[Name of entity]
Tax Identification Number of assignee

[$ ]	By:
Purchase Price including commissions, if any	Name:
Title:

[ ]
[ ]
[ ]

Name and address of assignee
Exhibit C to Unit Purchase Agreement
(First Reserve)

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation
☐	Trust	☐	Other (specify)
Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity
☐	Foreign Corporation	☐	Non resident Alien
     If the U. S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).
     Complete Either A or B:
A.	Individual Interestholder
1.	I am not a non-resident alien for purposes of U.S. income taxation.

My U.S. taxpayer identification number (Social Security Number) is N/A.

My home address is N/A.
B.	Partnership, Corporation or Other Interestholder
1.	[ ]. is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is [________].

3.	The interestholder’s office address and place of incorporation (if applicable) is [ ] (incorporated in [Delaware]).
     The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
[The remainder of this page is intentionally left blank]
Exhibit C to Unit Purchase Agreement
(First Reserve)

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Date: [___________ __, 2011]	[ ].

By:
Name:
Title:
     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the signee will hold the Units shall be made to the best of the Assignee’s knowledge.
[The remainder of this page is intentionally left blank.]
Exhibit C to Unit Purchase Agreement
(First Reserve)

Acknowledged by:

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:

Name:
Title:
     No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Partnership provides authentication instructions to the Transfer Agent and Registrar and an Application for Transfer of Units has been executed by a transferee on the form set forth below. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Class B Units.
Exhibit C to Unit Purchase Agreement
(First Reserve)

APPLICATION FOR TRANSFER OF CLASS B UNITS
     The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Class B Units evidenced hereby.
     The Assignee (a) requests admission as an additional Limited Partner (evidenced by a credit to our account at The Depository Trust Company in the name of its nominee, Cede & Co.) and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact, to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Amended and Restated Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as an additional Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: , 2011

Tax Identification Number of assignee

$	By:

Purchase Price including commissions, if any	Name:
Title:

Name and address of assignee
Exhibit C to Unit Purchase Agreement
(First Reserve)

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation
☐ Trust	☐ Other (specify)
Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation	☐ Non resident Alien
     If the U. S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).
     Complete Either A or B:
A.	Individual Interestholder
1.	I am not a non-resident alien for purposes of U.S. income taxation.

My U.S. taxpayer identification number (Social Security Number) is N/A .

My home address is N/A .
B.	Partnership, Corporation or Other Interestholder
1.	. is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is (incorporated in ).
     The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
[The remainder of this page is intentionally left blank]
Exhibit C to Unit Purchase Agreement
(First Reserve)

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Date: [___________ __, 2011]	[ ].

By:
Name:
Title:
     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the signee will hold the Units shall be made to the best of the Assignee’s knowledge.
[The remainder of this page is intentionally left blank.]
Exhibit C to Unit Purchase Agreement
(First Reserve)

Acknowledged by:

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

By:
Name:
Title:
Exhibit C to Unit Purchase Agreement
(First Reserve)